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                         [Letterhead]


EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
                                                      March 26, 1999


Gentlemen:

We have read the statements made by Potomac Energy Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of March, 1999. We agree with the statements concerning our Firm in such Form 8-K.

                                       Very truly yours,




                                       Murrell, Hall, McIntosh & Co., PLLP